SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      ACCENT SOFTWARE INTERNATIONAL LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement, if other
                              than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

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[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)           Amount Previously Paid:            $

     2)           Form, Schedule or Registration Statement No.:

     3)           Filing Party:

     4)           Date Filed:

                      ACCENT SOFTWARE INTERNATIONAL LTD.
                           28 PIERRE KOENIG STREET
                                P.O. BOX 53063
                           JERUSALEM, 91530 ISRAEL


                              NOTICE OF ANNUAL
                       GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 28, 1997


                               April 29, 1997

To Our Shareholders:

      You are cordially invited to attend the Annual General Meeting of Shareholders (the "Meeting") of Accent Software International Ltd. (the "Company") to be held on Wednesday, May 28, 1997, at 10:00 A.M. local time, at The Laromme Hotel, 11 Jabotinsky Street, Jerusalem, Israel:

      1. To elect eight individuals to the Board of Directors.

      2. To approve the compensation of Todd A. Oseth pursuant to Israeli law.

      3. To appoint Luboshitz, Kasierer & Co., a member of the Andersen Worldwide organization, as independent auditors to audit the Financial Statements of the Company and its subsidiaries for the year ended December 31, 1997, and to authorize the Board of Directors of the Company to determine the level of compensation of the independent auditors.

      4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      The Israel Companies Ordinance confers upon the shareholders of an Israeli company limited rights to receive and deliberate with respect to the Company's financial statements for the year ended and as of December 31, 1996. Concurrently herewith, the Company is mailing to its shareholders its Annual Report to Shareholders which includes the audited financial statements referred to above.

      Only holders of record of the Ordinary Shares and Units at the close of business on April 17, 1997, will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                                          By Order of the Board of Directors.

                                               ROBERT TRACHTENBERG

                                                   Secretary

                      ACCENT SOFTWARE INTERNATIONAL LTD.
                           28 PIERRE KOENIG STREET
                                P.O. BOX 53063
                           JERUSALEM, 91530 ISRAEL


                               PROXY STATEMENT



                    ANNUAL GENERAL MEETING OF SHAREHOLDERS



                               April 29, 1997

            This Proxy Statement is being furnished to the shareholders (the "Shareholders") of Accent Software International Ltd., a corporation organized under the laws of the State of Israel (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual General Meeting of Shareholders (the "Meeting") of the Company to be held on Wednesday, May 28, 1997, at 10:00 A.M. local time, and at any adjournments thereof.

            At the Meeting, Shareholders will be asked:

                  1.    To elect eight individuals to the Board of Directors.

                  2. To approve the compensation of Todd A. Oseth pursuant to Israeli law.

                  3. To appoint Luboshitz, Kasierer & Co., a member of the Andersen Worldwide organization, as independent auditors to audit the Financial Statements of the Company and its subsidiaries for the year ended December 31, 1997, and to authorize the Board of Directors of the Company to determine the level of compensation of the independent auditors.

                  4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

                  The Israel Companies Ordinance confers upon the shareholders of an Israeli company limited rights to receive and deliberate with respect to the Company's financial statements for the year ended and as of December 31, 1996. Concurrently herewith, the Company is mailing to its shareholders its Annual Report to Shareholders which includes the audited financial statements referred to above.

                  The Board of Directors has fixed the close of business on April 17, 1997, as the record date (the "Record Date") for the determination of the holders of the Ordinary Shares and Units (consisting of one ordinary share and one warrant to purchase one ordinary share) entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Ordinary Share and/or Unit held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on April 17, 1997, there were 9,896,442 Ordinary Shares and 1,800,000 Units outstanding and entitled to vote.

            This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Ordinary Shares and Units on or about April 29, 1997.

                                  THE MEETING

DATE, TIME AND PLACE

            The Meeting will be held on Wednesday, May 28, 1997, at 10:00 A.M., local time, at The Laromme Hotel, 11 Jabotinsky Street, Jerusalem, Israel.

MATTERS TO BE CONSIDERED

            At the Meeting, Shareholders will be asked to consider and vote upon
(i) the election of eight individuals to the Board of Directors; (ii) the approval of the compensation for Todd A. Oseth pursuant to Israeli law; and
(iii) the appointment of independent auditors. See "ELECTION OF DIRECTORS," "APPROVAL OF COMPENSATION FOR TODD A. OSETH" and "APPOINTMENT OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting or at any adjournment thereof, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES AND UNITS OUTSTANDING AND ENTITLED TO VOTE

            Shareholders as of the Record Date (i.e., the close of business on April 17, 1997) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 9,896,442 Ordinary Shares and 1,800,000 Units outstanding and entitled to vote, with each share and Unit entitled to one vote. Pursuant to the Company's Articles of Association, the presence, in person or by proxy, of two persons entitled to vote upon the business to be transacted in the Annual General Meeting, each being a shareholder, a proxy for a shareholder or a representative of a corporation, holding together more than 33-1/3% of the outstanding Ordinary Shares (including Ordinary Shares that are part of Units), is necessary to constitute a quorum at the Annual General Meeting.

REQUIRED VOTES

            The affirmative vote of the holders of a majority of the Ordinary Shares present and voting at the Meeting is required to approve each of the matters that the Shareholders will be asked to vote upon, including the election of directors. Under Israeli law, broker non-votes and abstentions will have no effect on whether the requisite vote is obtained since they do not constitute present and voting shares.

VOTING AND REVOCATION OF PROXIES

            Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Ordinary Shares and Units represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR the election of each nominee for director named herein, FOR the approval of the compensation for Todd A. Oseth pursuant to Israeli law, and FOR the ratification of the selection of independent auditors and authorization for the Board of Directors to determine their compensation.

            Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

PROXY SOLICITATION

            The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares and Units held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

            The Company has been advised that representatives of Luboshitz, Kasierer & Co. (a member of the Andersen Worldwide organization), the Company's independent auditors for 1996, will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             ELECTION OF DIRECTORS

            At the Meeting, eight directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. Unless authority to vote is withheld, the persons named in the enclosed form of proxy have advised that they intend to vote FOR the eight nominees named below and described in the following table, all of whom have consented to being named in this proxy statement and to serve if elected. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if, by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of April 17, 1997.

Roger R. Cloutier, II         Mr. Cloutier, 43, has served as a Director of the
                              Company since May 1994, as Chairman since October
                              1996 and as Co- Chairman since February 1997. He currently serves as a Vice President of Jacobs
                              Investors, Inc. and IMR General, Inc. and is a limited partner of IMR Management Partners, L.P., the general partner of the IMR Fund, L.P. In addition, in February 1996, Mr. Cloutier began serving as Executive Vice President and Chief
                              Financial Officer of Genmar Holdings, Inc., a power boat manufacturing company controlled by Irwin L. Jacobs. Mr. Cloutier began working with companies affiliated with Mr. Jacobs in April
                              1990. Mr. Cloutier previously served in various executive capacities at CVN

                              Companies, Inc., a television direct marketing company, from 1984 to 1990. He began his career with Arthur Andersen & Co., and is a certified public accountant.

Robert S. Rosenschein         Mr. Rosenschein, 44, served as President, Chief
                              Executive Officer and a Director of the Company since its inception in 1988, until February 1997, when he became Co-Chairman of the Board of Directors and Chief Technology Officer for
                              Language Technologies. Prior to his employment with Accent, Mr. Rosenschein worked as an independent consultant to clients including Ashton
                              Tate, the World Bank and Efrat Future Technology.
                              He holds a B.S. degree from the Massachusetts
                              Institute of Technology. Robert S. Rosenschein and
                              Dr. Jeffrey S. Rosenschein are brothers.

Todd A. Oseth                 Mr. Oseth, 35, was appointed President and Chief
                              Executive Officer of the Company on February 6,
                              1997. He also serves as Acting Chief Executive
                              Officer of AgentSoft, Ltd., the Company's majority-owned subsidiary. He is a nominee to serve as a Director of the Company. Prior to joining the Company, Mr. Oseth served as Vice
                              President, Business Development of Sony
                              Information Technologies of America. From 1989 to
                              1995, he served in various senior managerial capacities, including two years as President of Enhanced Memory Systems, Inc., a subsidiary of
                              Ramtron International Corp. Prior to Ramtron, he started two different software companies that were subsequently sold to investors. Mr. Oseth began his career with Honeywell, where he held various managerial positions from 1980 to 1988. He holds a B.S. degree in Electrical Engineering and Computer
                              Science from the University of Minnesota and an M.B.A. degree from the University of St. Thomas.

Dr. Jeffrey S. Rosenschein    Dr. Rosenschein, 40, served as Senior Vice
                              President, Engineering of the Company since July
                              1995, and prior thereto, as the Vice President, Engineering since 1988. In addition, he has been Chief Scientist and a Director of the Company since its inception in 1988. In February 1997, Dr.
                              Rosenschein assumed the position of Chief
                              Technology Officer for Intelligent Agent
                              Technology. Dr. Rosenschein also serves as the Chairman of the Board of Directors of AgentSoft, a majority-owned subsidiary of the Company. In addition, he was a Lecturer in Computer Science at the Hebrew University of Jerusalem from 1989 to 1992, and has been a Senior Lecturer since 1992.
                              He holds an A.B. degree from Harvard University in Applied Mathematics and M.Sc. and Ph.D. degrees in Computer Science from Stanford

                              University. Dr. Rosenschein has been granted a leave of absence from Hebrew University for the two-year period commencing October 1995. Dr. Jeffrey S. Rosenschein and Robert S. Rosenschein are brothers.

Elliott B. Broidy             Mr. Broidy, 39, has served as a Director of the
                              Company since July 1993. He has been an
                              independent investor since May 1991. From 1982 to May 1991, Mr. Broidy was Managing Director of Bell
                              Enterprises, a private investment company. He began his career with Arthur Andersen & Co., and is a certified public accountant. Mr. Broidy is also a Director of Intellicell Corporation
                              (Nasdaq: FONE).

Esther Dyson                  Ms. Dyson, 44, has served as a Director of the
                              Company since June 1996. Ms. Dyson has been
                              President of EDventure Holdings, Inc., a diversified holding company which publishes newsletters and sponsors conferences for the software industry, for more than the past five years. Ms. Dyson is a member of the advisory boards of the Software Entrepreneurs Forum, the Poynter Institute for Media Studies, the Institute for Research on Learning and the Cyberspace Law
                              Institute. Ms. Dyson is a limited partner of the Mayfield Software Fund. Ms. Dyson is also a
                              Director of Thinking Tools, Inc.

Meldon E. Levine              Mr. Levine, 53, has served as a Director of the
                              Company since May 1996. He has been a partner at the law firm Gibson, Dunn & Crutcher since
                              February 1993. From 1983 to 1993, he served as a member of the United States House of Representatives, representing Los Angeles and certain suburbs thereof. Mr. Levine is a U.S.
                              government appointee to the U.S.-Israel Science and Technology Advisory Commission.

Mark A. Tebbe                 Mr. Tebbe, 35, has served as a Director of the
                              Company since May 1996. He has been the President of Lante Corporation, a Chicago-based microcomputing consulting and integration firm, since 1984. Mr. Tebbe is a member of the Advisory
                              Board of Comdex.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NAMED NOMINEES.

                  APPROVAL OF COMPENSATION FOR TODD A. OSETH

            Todd A. Oseth was appointed as President and Chief Executive Officer of the Company, effective February 6, 1997. He is also a nominee for appointment to the Company's Board of Directors. Israeli law requires shareholder approval of the compensation of directors, including compensation received by a director in his role as an officer of the Company. The Board of Directors recommends that the shareholders approve the compensation of Mr. Oseth as set forth below.

ANNUAL COMPENSATION

            Mr. Oseth's annual compensation has been set at $200,000. In addition, his employment agreement provides that the Company will reimburse him for the reasonable costs involved in relocating from California to Colorado.

GRANT OF OPTIONS

            The Board of Directors also approved a plan on April 29, 1997, entitled the CEO Share Option Plan (1977) (the "Plan"), granting Mr. Oseth options to purchase Ordinary Shares of the Company. A copy of the plan is attached to this Proxy Statement as Annex A.

            The Plan is administered by a committee of the Board of Directors (the Compensation and Share Option Committee) consisting of at least two directors appointed by the Board of Directors. The Committee is vested with complete authority to administer and interpret the CEO Share Option Plan. The current members of the Committee are Messrs. Broidy and Cloutier and Ms. Dyson.

      Grants under the Plan are as follows:

      An option to purchase 300,000 shares of the Company's Ordinary Shares at the Fair Market Value as of the Board of Director's adoption of the Plan. 100,000 of these options shall vest on each of the three following anniversary dates of this grant.

      An additional grant of an option to purchase 50,000 shares of the Company's Ordinary Shares as of the date of the Option Grant set forth in subparagraph (a), above, at the same exercise price applicable to such grant (the "First Option"). The First Option shall vest three days after the closing bid quotation of the Company's Ordinary Shares on the ten preceding business days was equal to or greater than 200% of such exercise price (the "First Vesting"). Upon the First Vesting, the Committee shall grant an option to purchase 50,000 additional shares of the Company's Ordinary Shares at an exercise price equal to 200% of the exercise price applicable to the First Option Grant (the "Second Option Grant"). The Second Option Grant shall vest three days after the closing bid quotation of the Company's Ordinary Shares on the ten preceding business days was equal to or greater than 300% of the initial exercise price (the "Second Vesting"). Upon the Second Vesting, the Committee shall grant an option to purchase 50,000 additional shares of the Company's Ordinary Shares at an exercise price of 300% of the exercise price applicable to the First Option Grant (the "Third Option Grant"). The Third Option Grant shall vest three days after the closing bid quotation of the Company's Ordinary Shares on the ten preceding business days was equal to or greater than 400% of such exercise price (the "First Vesting").

            Options granted pursuant to the Plan are not qualified options. They shall be exercisable for a period of five years from the date of grant. The number of options being granted is subject to adjustment for stock splits, mergers, consolidations, reorganizations and recapitalizations. Options are non-assignable except by will or by the laws or descent or distribution. Options which have vested may be exercised at any time until their expiration, so long as the grantee is still employed by the Company. In the event of a change in control of the Company (defined as a new entity gaining control of fifty-one or more percent of the outstanding shares eligible to be voted), all options under the Plan which have been granted but have not yet vested shall vest immediately. Should the grantee's employment with the Company be terminated, any vested options must be exercised within 90 days of such termination unless otherwise determined by the Board of Directors. If the grantee dies, becomes disabled or retires, the right to exercise the option will be determined by the Compensation and Share Option Committee in its sole discretion. The grantee is responsible for all personal tax consequences of the grant and the exercise thereof. The grantee is entitled to certain piggyback registration rights fully described in Annex A.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      APPOINTMENT OF INDEPENDENT AUDITORS

            The Board of Directors recommends that the shareholders appoint Luboshitz, Kasierer & Co., a member of the Andersen Worldwide organization, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 1997, and to authorize the Board of Directors of the Company to determine the level of compensation of the independent auditors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

              DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

            The directors and executive officers of the Company as of the date of this filing and their respective ages and positions with the Company are set forth below. Biographical information for those individuals not included on pages 3, 4 and 5 is are also set forth below.

NAME                             AGE    POSITION
----                             ---    --------
Todd A. Oseth                    35     President, Chief Executive Officer and Director
Robert J. Behr                   46     Chief Financial Officer
Moshe Kranc                      41     Senior Vice President, Product Development
Herbert Zlotogorski              44     Senior Vice President, Business Development
Robert Trachtenberg              40     Senior Vice President, Administration and Legal Affairs
Dr. Jeffrey S. Rosenschein       40     Chief Technology Officer (Intelligent Agents) and Director
Robert S. Rosenschein            43     Co-Chairman and Chief Technology Officer (Languages)
Roger R. Cloutier, II            43     Co-Chairman of the Board
Elliott B. Broidy                39     Director
Esther Dyson                     44     Director
Meldon E. Levine                 53     Director
Mark A. Tebbe                    35     Director


            ROBERT J. BEHR has been Chief Financial Officer of the Company since March, 1997. Prior thereto, Mr. Behr was a consultant to Jacobs Management Corporation since January, 1997. From 1995 to 1996, Mr. Behr was Corporate Controller of AmeriData, Inc., a computer value added reseller headquartered in Minneapolis. From 1985 to 1995, Mr. Behr held various positions in the corporate offices of the General Dynamics Corporation (a defense and aerospace company headquartered in Falls Church, Virginia) including Corporate Director of Finance, Corporate Director of Accounting and Corporate Director of Strategic Planning. He holds a B.B.A. degree in Accounting from the University of Notre Dame and an M.B.A. degree from Northeastern University.
Mr. Behr is a Certified Public Accountant.

            MOSHE KRANC has been Senior Vice President, Product Development since November, 1996. He was a founder of Applix, Inc., a market leader in multi-language, multi-platform, real-time decision software. He previously served as the Technical Director of Research and Development for News Datacom Research, a division of News Corporation, responsible for digital television systems, broadcast data systems and interactive TV applications. Mr. Kranc holds an M.S. degree in computer science from the University of California at Berkeley.

            HERBERT ZLOTOGORSKI has been Senior Vice President, Business Development of the Company since February 1997. Prior thereto he served as Senior Vice President, Operations of the Company since July, 1995, and as the Company's Vice President, Administration and Finance from

March, 1993 to June, 1995. From 1991 to 1993, Mr. Zlotogorski was an independent computer consultant providing services to The Bankers Trust Company. In addition, Mr. Zlotogorski was a Vice President of Bankers Trust from 1987 until 1991, where he managed the development and installation of the bank's funds transfer systems.

            ROBERT TRACHTENBERG has been Senior Vice President, Administration and Legal Affairs since February, 1997. He joined the Company in June, 1994, as the General Counsel and served as Vice President and General Counsel from February, 1996. Prior to joining the Company, Mr. Trachtenberg was an Assistant Chief in the General Litigation Division of the New York City Corporation Counsel, where he acted as lead counsel in major federal and state litigation on behalf of New York City. Mr. Trachtenberg graduated with a J.D. degree from New York University School of Law in 1981 and is admitted to practice law before the bars of the State of New York and Israel.

            Pursuant to the Shareholders' Agreement (as defined below), IMR has the right to appoint one member to the Company's Board of Directors. Roger R. Cloutier, II, currently serves as IMR's designee to the Company's Board of Directors.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                             AND BOARD COMMITTEES

MEETINGS AND COMMITTEES

            During 1996, the Board of Directors held four meetings. All members of the Board of Directors attended all of the meetings of the Board, except Meldon Levine who missed one meeting.

            The Board of Directors has a standing Executive Committee, an Audit Committee and a Compensation and Share Option Committee.

            The functions of the Executive Committee are to carry out the general oversight functions of the Board of Directors and act as a board-level resource for the management of the Company between formal Board meetings, and to undertake, from time to time, such other tasks as are delegated to it by the full Board. The Executive Committee met once during 1996.

            The functions of the Audit Committee are to recommend to the Board independent auditors for the Company, to review the financial statements and any transactions between the Company and interested parties, to analyze the recommendations of the auditors, and to review internal audit procedures and controls. The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee met twice during 1996.

            The functions of the Compensation and Share Option Committee are to determine and review the compensation of the Company's executive officers, and to establish and review the Company's employee benefit plans and to present recommendations thereon to the Board. The Compensation and Share Option Committee also has complete authority to administer and interpret the Company's share option plans, subject to the terms thereof, including determining the persons to whom options will be granted, the number of options to be granted and the terms of such options. The Compensation and Share Option Committee met twice during 1996.

            The current members of the Executive Committee are Elliott Broidy, Roger Cloutier and Mark Tebbe. The current members of the Audit Committee are Messrs. Broidy, Cloutier and Meldon Levine. The current members of the Compensation and Share Option Committee are Messrs. Broidy, Cloutier and Esther Dyson. All members attended all of the meetings of such committees.

            The Board of Directors does not have a Nominating Committee.


                PRESENT BENEFICIAL OWNERSHIP OF ORDINARY SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            Set forth below is certain information with respect to the beneficial ownership of Ordinary Shares as of April 17, 1997 by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Ordinary Shares (the Company's only class of voting securities),
(ii) each director and named executive officer of the Company and (iii) all executive officers and directors of the Company as a group. As of April 17, 1997, there were 9,896,442 Ordinary Shares (not including ordinary shares that are part of Units) and 1,800,000 Units outstanding.
                                                       AMOUNT AND NATURE OF
                                                        BENEFICIAL OWNERSHIP
                                                        --------------------
NAME OF BENEFICIAL OWNER(1)(2)                           NUMBER    PERCENT
------------------------------                           ------    -------

Group consisting of IMR Investments V.O.F.             2,894,705(3)  23.5%
  and IMR Fund, L.P...................................
    St. Michielshaam 50
    Brussels 1040, Belgium

Elliott B. Broidy..................................... 1,010,232(4)  8.5%
  10100 Santa Monica Blvd, Suite 300
  Los Angeles, California 90067

Robert S. Rosenschein................................. 593,000(5)    5.0%

Dr. Jeffrey Rosenschein............................... 515,196(6)    4.4%

Herbert Zlotogorski................................... 112,500(7)    1.0%

KZ Overseas Holding Corp.............................. 78,839(8)     0.7%
  c/o Wyszogrod
  522 West End Avenue
  New York, New York 10024

Roger R. Cloutier, II................................. 27,000(9)     0.2%
  100 South Fifth Street, Suite 2500
  Minneapolis, Minnesota 55402

Meldon E. Levine...................................... 24,750(10)    0.2%
  333 South Grand Avenue, 50th Floor
  Los Angeles, California 90071-3197

Mark A. Tebbe......................................... 22,500(11)    0.2%
  161 North Clark Street, Suite 4900
  Chicago, Illinois 60601

Todd A. Oseth......................................... 11,000        0.1%

Robert Trachtenberg................................... 5,500(12)     *

Robert J. Behr........................................ 5,000         *

Moshe Kranc........................................... 1,000         *

Esther Dyson.......................................... 0             0.0%
  Edventure Holdings, Inc.
  104 Fifth Avenue
  New York, New York  10011

All Executive Officers and Directors as a Group....... 2,451,769(13) 19.9%
  (11 persons)
-------------------------------------------------------

*Less than 0.1%

(1) Unless otherwise indicated the address of each beneficial owner identified is 28 Pierre Koenig Street, Jerusalem 91530, Israel.
(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of December 31, 1996 have been exercised.
(3)   Includes warrants to purchase an aggregate of 456,750 Ordinary Shares.
(4) Includes: (i) 841,857 Ordinary Shares directly owned by Mr. Broidy; (ii) options to purchase 27,000 Ordinary Shares; and (iii) warrants to purchase 141,375 Ordinary Shares.
(5) Includes options to purchase 79,875 Ordinary Shares and warrants to purchase 41,875 Ordinary Shares.
(6) Includes options to purchase 87,750 Ordinary Shares and warrants to purchase 24,375 Ordinary Shares.
(7)   Includes options to purchase 112,500 Ordinary Shares.

(8) Includes warrants to purchase 8,125 Ordinary Shares. KZ Overseas Holdings Corp. is an affiliate of Mr. Zlotogorski, Senior Vice President, Business Development of the Company.

(9) Includes options to purchase 27,000 Ordinary Shares. Roger R. Cloutier, II is a Vice President of IMR General, Inc., one of the partners of IMR Investments and the general partner of IMR Management Partners, L.P. which, in turn, is the general partner of IMR. Mr. Cloutier disclaims beneficial ownership of the equity securities owned by IMR and IMR Investments.

(10) Mr. Levine and his sister indirectly own 4,500 Ordinary Shares in the aggregate. Mr. Levine disclaims beneficial ownership of the 2,250 Ordinary Shares indirectly owned by his sister. Also includes options to purchase 22,500 ordinary shares.
(11)  Includes options to purchase 22,500 ordinary shares.
(12)  Includes options to purchase 5,000 ordinary shares.
(13) Includes options to purchase 430,377 Ordinary Shares and warrants to purchase 215,750 Ordinary Shares.

            As of April 17, 1997, Cede & Co. held of record 7,402,401 Ordinary Shares and Units (approximately 63.3% of the total number of Ordinary Shares outstanding including Ordinary Shares which are part of Units). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                            EXECUTIVE COMPENSATION

                         SUMMARY OF COMPENSATION TABLE

            The following table sets forth information in respect to the compensation of the Chief Executive Officer and each of the other executive officers of the Company who had annual compensation in 1996 in excess of $100,000.

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                          ----------
                                                      ANNUAL COMPENSATION                 NUMBER OF
                                                      -------------------                 SECURITIES
                                                                    OTHER ANNUAL          UNDERLYING          ALL OTHER
                                     YEAR      SALARY       BONUS   COMPENSATION(1)         OPTIONS          COMPENSATION
                                     ----      ------       -----   ---------------         -------          ------------
Robert S. Rosenschein                1996      $120,511    $   -        $28,443                   -           $     -
    Co-Chairman and Chief            1995        75,744        -         16,805              90,000                 -
    Technology Officer               1994        57,315        -         11,600                   -                 -
    (Languages)

Mitchell R. Joelson(2)               1996       120,435        -          4,752                   -            15,000(3)
    Executive Vice-President         1995       130,322        -         10,397             105,000            40,077(3)
                                     1994       109,115        -              0                   -            31,605(3)

Dr. Jeffrey S. Rosenschein           1996       106,067        -         24,219                   -            22,727(4)(5)
    Chief Technology Officer         1995        56,604        -         12,919              45,000                 -
    (Intelligent Agents)             1994        50,442        -         11,097              30,000                 -

Herbert Zlotogorski                  1996       107,484        -         25,041                   -                 -
    Senior Vice President            1995        78,155        -         17,310              45,000                 -
                                     1994        60,414        -         13,291              30,000                 -

(1) In the case of Messrs. Rosenschein and Zlotogorski and Dr. Rosenschein, amounts reported as "Other Annual Compensation" represent contributions made by the Company into a Continuing Education Fund (similar to a deferred compensation account in the United States) and a pension fund. In the case of Mr. Joelson, amounts reported as "Other Annual Compensation" represent cash payment in lieu of such contributions.

(2) Mr. Joelson resigned his position as Executive Vice President on December 4, 1996. Prior to July 26, 1995, Mr. Joelson served as Executive Vice President of the Company pursuant to a consulting arrangement between Accent Worldwide and Mitchell R. Joelson and Associates, Inc., a Minnesota corporation, for which Mr. Joelson worked. Compensation amounts prior to July 26, 1995, represent consulting fees paid by Accent Worldwide to Mitchell R. Joelson and Associates, Inc. as compensation for the services provided by Mr. Joelson during the relevant period.

(3) These amounts represent payments made by Accent Worldwide to Mitchell R. Joelson while he worked as a consultant to the Company for reimbursement of his housing and transportation expenses, and amounts paid to Mr. Joelson after he became an employee of the Company for his housing and transportation expenses and for other miscellaneous living expenses incurred by him in Israel.

(4) This amount represents the value of a Company automobile which was transferred to Dr. Rosenschein in accordance with an agreement dated September 23, 1994.

(5) In addition to the other compensation referred to in footnote (4), during 1995, Dr. Rosenschein was granted options to purchase 800 shares of AgentSoft, Ltd., a majority-owned subsidiary of the Company, at an exercise price of NIS 30 per share. These options were granted in connection with Dr. Rosenschein's past and anticipated future services to AgentSoft, Ltd.

                       FISCAL YEAR-END OPTION/SAR VALUES

            The following table summarizes for each of the named executive officers, the total number of unexercised outstanding options to purchase Ordinary Shares as of December 31, 1996, and the aggregate dollar value of unexercised in-the-money options to purchase Ordinary Shares, if any, held by them at December 31, 1996. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise price of such options and the market value of the underlying Ordinary Shares at the close of business on December 31, 1996, which was $6.38 per share. These values have not been, and may never be, realized, as these options have not been, and may never be, exercised. Actual gains, if any, upon exercise will depend on the market value of the Ordinary Shares at the time of any such exercise of options. None of the named executive officers exercised any options to purchase Ordinary Shares in 1996.

                              NUMBER OF SECURITIES
                             UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                             OPTIONS/SARS AT FISCAL   IN-THE-MONEY OPTIONS/SARS
                                    YEAR-END               FISCAL YEAR-END
                           -------------------------  -------------------------
           NAME            EXERCISABLE UNEXERCISABLE  EXERCISABLE UNEXERCISABLE

Robert S. Rosenschein           79,875      60,000      $377,483     $142,500
Mitchell R. Joelson             45,002           0(1)    128,005            0
Dr. Jeffrey S. Rosenschein      87,750      30,000       464,385       81,000
Herbert Zlotogorski            112,500      30,000       616,350       81,000

(1) As a result of his resignation, Mr. Joelson forfeited 59,998 unvested options.


                             EMPLOYMENT AGREEMENTS

            The Company has an employment agreement with Todd A. Oseth for a three-year term beginning on February 6, 1997, which is terminable upon three months notice at the option of the Company. The agreement provides that Mr. Oseth will receive an annual salary of $200,000, together with employee benefits granted by the Company to its senior managerial personnel. In addition, the contract provides that the Company will reimburse Mr. Oseth for the reasonable costs involved in relocating from California to Colorado. The agreement contains provisions prohibiting Mr. Oseth from competing with the Company for a two-year period following termination of employment and requiring him not to disclose confidential or proprietary information of the Company for a six-year period following termination of employment.

            The Company also has employment agreements with each of Messrs. Robert S. Rosenschein, Herbert Zlotogorski and Dr. Jeffrey Rosenschein. Each of these agreements is for a three-year term which commenced on July 26, 1995, but is terminable earlier by the Company upon three months' notice. The agreements provide for customary employee benefits, including long-term disability insurance and other benefits. Each of these agreements contains provisions prohibiting the employee from competing with the Company for a two-year period following termination of employment and requiring the employee not to disclose confidential or proprietary information of the Company for a six-year period following termination of employment.

            The agreements provided that initially Mr. Robert S. Rosenschein was to be paid an annual salary of $110,000; and each of Dr. Jeffrey S. Rosenschein and Mr. Zlotogorski was to be paid an annual salary of $100,000. Each of these executive officers is currently entitled, pursuant to his employment agreement with the Company, to a non-discretionary annual fifteen percent (15%) increase in his base salary. Consequently, Robert S. Rosenschein currently earns $126,500 annually, and Dr. Jeffrey S. Rosenschein and Mr. Zlotogorski each earn $115,000. In addition, each of such individuals is eligible to receive an annual bonus payment in a discretionary amount determined by the Compensation and Share Option Committee.

            Moshe Kranc has an employment agreement with the Company which is terminable by either party on no less than two months prior notice. The agreement provides that Mr. Kranc shall be paid an annual salary of $130,000 and be provided with a company car. The agreement also provides for customary employee benefits, including long-term disability insurance and other benefits. The agreement contains provisions prohibiting the employee from competing with the Company for a two-year period following termination of employment and requiring the employee not to disclose confidential or proprietary information of the Company for a six-year period following termination of employment.

            In connection with the formation of AgentSoft, a wholly-owned subsidiary of the Company, the Company agreed to cause AgentSoft to grant options with respect to ordinary shares of AgentSoft to certain persons involved in the formation and ongoing business of AgentSoft, including Dr. Rosenschein. On March 14, 1996, Dr. Rosenschein was granted options to purchase up to 800 ordinary shares of AgentSoft (8% of the currently outstanding shares on a fully diluted basis) at an exercise price equal to NIS (New Israel Shekel) 30 per share. Such options will vest over a three year period which commenced one year from the date of grant, and will be subject to Dr. Rosenschein's continued service to AgentSoft. While remaining an employee of the Company, Dr. Rosenschein is engaged in the day to day affairs of AgentSoft to such degree as is deemed desirable and in the best interest of the Company and AgentSoft.


                           COMPENSATION OF DIRECTORS

            All Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. The Company has also agreed to reimburse the current non-employee directors for their reasonable out-of-pocket expenses incurred in performing various services on behalf of the Company.

            In addition, the Company has granted and will continue to grant, to its non-employee directors options to purchase Ordinary Shares pursuant to the Company's Non-Employee Share Option Plan (1995). Under the Non-Employee Share Option Plan, (i) each non-employee who served as a director of the Company upon adoption of the Non-Employee Share Plan automatically received an initial grant of options to purchase 22,500 Ordinary Shares, of which 11,250 vested upon grant and 11,250 vested one year after the date of grant (ii) each non-employee who becomes a member of the Board of Directors after the adoption of the Non-Employee Share Option Plan will automatically receive an initial grant of options to purchase 22,500 Ordinary Shares, vesting one year from the date of grant and (iii) upon each anniversary of an initial grant, each director who is serving as a director of the Company will automatically receive an annual grant of options to purchase 4,500 Ordinary Shares, vesting six months after the date of grant. Options granted under the Non-Employee Share Option Plan are for a five-year term.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            From August 1996 to November 1996, the Company borrowed an aggregate of $1,500,000 from IMR, consisting of (i) a $425,000 loan at 12% made in August 1996 and (ii) $1,075,000 in loans at 10% made in October and November 1996. In connection therewith, IMR was issued warrants to purchase 180,000 Ordinary Shares and the Company granted IMR certain registration rights with respect to the Ordinary Shares issuable upon exercise of the IMR Warrants. The Company repaid the $1,500,000 loan out of the net proceeds of the Company's November, 1996 secondary public offering. IMR also purchased $1,500,000 of the offered Units in the secondary public offering.

            In connection with the formation of AgentSoft, the Company caused AgentSoft to issue certain shares of AgentSoft and options with respect to AgentSoft to certain persons involved in the formation and ongoing business of AgentSoft, including Dr. Rosenschein. AgentSoft currently has 7,960 ordinary shares outstanding of which 6,700 (approximately 84%) are owned by the Company. In addition, an aggregate of 1,340 ordinary shares are issuable upon the exercise of outstanding options, including 800 ordinary shares issuable to Dr. Rosenschein upon exercise of options with a nominal exercise price of NIS 30 per share. All of the outstanding options and certain of the outstanding ordinary shares are subject to vesting over a three year period, which vesting may accelerate upon certain events. An additional 700 ordinary shares of AgentSoft are reserved for the grant of options to other AgentSoft employees.

            The Company believes that the transactions referred to above were on terms no less favorable to the Company than terms that could have been obtained from unrelated third parties. Any future transactions between the Company and affiliated parties will be approved by a majority of the independent and disinterested directors and, under certain circumstances, by the audit committee or the shareholders, and will be on terms no less favorable than those that could have been obtained from unrelated third parties.

                          REPORT OF THE COMPENSATION
             AND SHARE OPTION COMMITTEE OF THE BOARD OF DIRECTORS

            The Compensation and Share Option Committee of the Board of Directors (the "Committee") is composed of Elliott B. Broidy, Roger R. Cloutier II and Esther Dyson, all independent outside directors. This Committee is responsible for overseeing and administering executive compensation decisions, for administering the Company's Share Option Plan, and for making option grants to employees of the Company thereunder.

            Executive compensation decisions are made by the Committee and are designed to serve the interest of the Company and its shareholders and to encourage and reward management initiative and good performance. Specifically, executive compensation decisions are made to:

            (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

            (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate individual performance; and

            (iii) directly align the interests of the executives with the long-term interest of the shareholders and the Company through compensation opportunities in the form of share option grants vesting over a three-year period.

            These objectives are met through a combination of base salary, annual cash incentive awards based upon the annual operating performance of the Company, and long-term incentive opportunities which, to date, have been in the form of incentive share option grants.

SALARY

            The Committee considers, on an annual basis, salary for the Company's executive officers, including those named in the Summary Compensation Table. Any salary adjustments are designed to reflect internal comparability and organizational considerations, as well as competitive data provided by independent external information. In addition, three of the executive officers are currently entitled, pursuant to their employment agreement with the Company, to a non-discretionary annual fifteen percent (15%) increase in their base salary. This non-discretionary increase is a function of three-year employment agreements signed in July 1995, and is intended to fully compensate these executive officers for the cost of living increase payable to employees in Israel as a result of the relatively high rates of inflation occurring in Israel.

INCENTIVE AWARDS

            Executive officers are eligible for cash awards annually based upon financial and non-financial results. For the year ended December 31, 1996, no cash incentive awards were granted. Any cash incentive awards during 1997 will be based upon pre-established performance targets and objectives.

SHARE OPTION GRANTS

            The Company's Employee Share Option Plan (1995), approved by the shareholders in 1995, permits the Committee to grant incentive share option grants to executive officers and other employees of the Company. The plan provides for share option awards giving the grantee the right to purchase ordinary shares of the Company over a seven (7) year period at the fair market value per share as of the date of the grant. Options generally vest in three (3) equal annual installments beginning one (1) year after grant.

            The Company's Non-Employee Share Option Plan (1995) has already been described earlier in this proxy statement. See "Compensation of Directors." Grants to other non-employees of the Company, such as consultants, are made pursuant to the terms of this plan in the discretion of the Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

            During 1996, Robert Rosenschein received annual compensation as President and Chief Executive Officer as set forth in the Summary Compensation Table.

            Todd A. Oseth was hired by the Company on February 6, 1997 to serve as the Company's President and Chief Executive Officer. His compensation package is discussed beginning on page 5.

                                    THE COMPENSATION AND
                                    SHARE OPTION COMMITTEE

                                    Elliott B. Broidy
                                    Roger R. Cloutier II
                                    Esther Dyson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Messrs. Broidy and Cloutier and Ms. Dyson each served as a member of the Compensation and Share Option Committee. Neither Mr. Broidy, Mr. Cloutier nor Ms. Dyson served as a member of the compensation committee of another entity so as to create any compensation committee interlock or served as an officer of the Company or any of its subsidiaries so as to create any insider participation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and Nasdaq. Executive officers, directors and greater than 10% beneficial shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 1996, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that initial reports of ownership for Messrs. Moshe Kranc, Robert Trachtenberg, Jeffrey Schneiderman and three former employees were filed late.

SHAREHOLDER RETURN PERFORMANCE GRAPH**

            The following graph compares the cumulative total shareholder return of the Ordinary Shares against the cumulative total return of the Russell 2000 Index and the Russell 2000 Technology Index for the period commencing as of the close of trading on July 20, 1995 (the effective date of the registration of the Ordinary Shares under Section 12 of the Exchange Act). As the Ordinary Shares began trading on July 21, 1995, the price of the Ordinary Shares in the graph below as of the close of trading on July 20, 1995 is assumed to be the initial public offering price. The data were furnished by The Bloomberg News Service.

            The graph assumes that $100 was invested July 20, 1995 in each of the Ordinary Shares, the Russell 2000 Index and the Russell 2000 Technology Index and that all dividends, if any, were reinvested. Figures for the Company have been restated to show the effect of the 3 for 2 stock split in June, 1996.

            The following chart is presented in accordance with the requirements of the U.S. securities laws. Shareholders are cautioned against drawing any conclusion from the data contained therein, as past results are not necessarily indicative of future performance. This chart in no way reflects the Company's forecast of future financial performance.

COMPARISON OF TOTAL RETURN OF THE COMPANY, RUSSELL 2000 INDEX AND RUSSELL 2000
  TECHNOLOGY INDEX


                              07/20/95  07/31/95  08/31/95  09/30/95  10/31/95  11/30/95  12/31/95  01/31/96  02/29/96  03/31/96
                              --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
ACCENT                          100.0     207.7    219.2     242.3      223.1     403.8     361.5     369.2    523.1      592.3
RUSSELL 2000                    100.0     100.6    102.5     104.2       99.4     103.6     106.0     105.8    109.0      111.0
RUSSELL 2000 TECHNOLOGY         100.0     100.8    102.4     106.5      100.9     107.3     100.5      95.3    104.5      102.4

                              04/30/96  05/31/96  06/30/96  07/31/96  08/31/96  09/30/96  10/31/96  11/30/96  12/31/96
                              --------  --------  --------  --------  --------  --------  --------  --------  --------
ACCENT                          676.9     732.8    709.6     354.9      297.2    317.3      181.8     187.6     147.2
RUSSELL 2000                    116.9     121.4    116.3     106.0      112.0    116.2      114.3     118.8     121.7
RUSSELL 2000 TECHNOLOGY         116.9     126.2    108.3      92.0       99.5    109.2      105.9     112.4     113.8



--------
** The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                                  ANNUAL REPORT

            A copy of the Company's Annual Report to Shareholders is being furnished to shareholders on or about April 29, 1997.


                              PROPOSALS BY SHAREHOLDERS

            Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 1998 Annual Meeting of Shareholders that meet the requirements of the Securities and Exchange Commission relating to shareholders' proposals must be received by the Company at 28 Pierre Koenig Street, P.O. Box 53063, Jerusalem, 91530 Israel,
Attention: Robert Trachtenberg, Secretary, no later than December 31, 1997.

                                      By Order of the Board of Directors


                                      Robert Trachtenberg
                                      Secretary

                                     ANNEX A
                       ACCENT SOFTWARE INTERNATIONAL LTD.
                          CEO SHARE OPTION PLAN (1997)


       A. NAME AND PURPOSE

         1. Name: This plan, as amended from time to time, shall be known as the Accent Software International Ltd. CEO Share Option Plan (1997) (the "Plan").


         2. Purpose: The purpose and intent of the Plan is to provide incentive compensation to Todd A. Oseth, the President and Chief Executive Officer (the "Grantee") of Accent Software International Ltd. (the "Company") by providing him with opportunities to purchase shares in the Company, pursuant to the Plan that was approved by the Board of Directors of the Company.


       B. GENERAL TERMS AND CONDITIONS OF THE PLAN

         3.   Administration:


         3.1 The Plan will be administered by a Share Option Committee (the "Committee"), which will consist of such number of Directors of the Company (not less than two (2) in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. All members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


         3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


         3.3 Subject to the terms and conditions of this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine (i) the time or times at which the Option Awards shall be granted,
(ii) the schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (iii) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

         3.4 The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.


         3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.


         4. Reserved Shares: The Company has reserved four hundred and fifty thousand (450,000) authorized but unissued Ordinary Shares (nominal value NIS
0.01 per share) of the Company for purposes of the Plan, subject to adjustment as provided in paragraph 9, below. Any shares under the Plan, in respect of which the right hereunder of the Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall no longer be required to be reserved.


         5.   Option Awards:


         5.1 The Committee shall award to the Grantee options to purchase shares in the Company available under the Plan as set forth below ("Option Awards"). The Option Awards granted under the Plan are specifically not intended to be incentive share options within the meaning of Section 422 of the United States Internal Revenue Code; it is understood that such Option Awards are intended to be non-qualified options. Option Awards may be granted in accordance with the specific terms of this Plan at any time after this Plan has been approved by the Board of Directors of the Company (or prior to this Plan being so approved, provided that the grant of such Option Awards is made subject to such approval) and the shares reserved for the Plan effectively created. The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made.


         5.2 The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised, the option price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

         5.3 The price per share covered by each Option Award shall be 100% of the value of each share as determined by the closing bid quotation of the Company's ordinary shares on the date of grant ("Fair Market Value").


         5.4 Upon adoption of this Plan by the Board of Directors, the Committee shall grant to the Grantee Option Awards as follows:

                    a) The Grantee shall receive an option to purchase three hundred thousand (300,000) shares of the Company's ordinary shares at the Fair Market Value as of the Board of Director's adoption of the Plan. One hundred thousand (100,000) of these options shall vest on each of the three (3) following anniversary dates of this grant.

                    b) The Grantee shall receive an additional grant of an option to purchase fifty thousand (50,000) shares of the Company's ordinary shares as of the date of the Option Grant set forth in subparagraph (a), above, at the same exercise price applicable to such grant (the "First Option"). The First Option shall vest three (3) days after the closing bid quotation of the Company's ordinary shares on the ten (10) preceding business days was equal to or greater than two hundred percent (200%) of such exercise price (the "First Vesting"). Upon the First Vesting, the Committee shall grant an option to purchase fifty thousand (50,000) additional shares of the Company's ordinary shares at an exercise price equal to two hundred percent (200%) of the exercise price applicable to the First Option Grant (the "Second Option Grant"). The Second Option Grant shall vest three (3) days after the closing bid quotation of the Company's ordinary shares on the ten (10) preceding business days was equal to or greater than three hundred percent (300%) of such exercise price (the "Second Vesting"). Upon the Second Vesting, the Committee shall grant an option to purchase fifty thousand (50,000) additional shares of the

                    Company's ordinary shares at an exercise price of three hundred percent (300%) of the exercise price applicable to the First Option Grant (the "Third Option Grant"). The Third Option Grant shall vest three (3) days after the closing bid quotation of the Company's ordinary shares on the ten (10) preceding business days was equal to or greater than four hundred percent (400%) of such exercise price (the "First Vesting").


         6.   Exercise of Option Award:


         6.1 The Option Award granted pursuant to paragraph 5.4(a), above, shall be exercisable for a period of five (5) years from the date they were granted, pursuant to the terms and conditions of this Plan. Option Awards granted pursuant to paragraph 5.4(b), above, shall be exercisable for a period of three
(3) years from the date they were granted, pursuant to the terms and conditions of this Plan.

         6.2 An Option Award, or any part thereof, shall be exercisable by the Grantee's signing and returning to the General Counsel of the Company a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time.


         6.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of paragraph 10 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for within the exercise periods set forth in paragraph 6.1, above, such Option Award, or such part thereof, and the right to acquire such shares shall terminate, and all interests and rights of the Grantee in and to the same shall expire.


         6.4 Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of shares being paid for thereby.


         7.   Termination of Employment:


         7.1 In General: Subject to the provisions of paragraph 7.2 hereof, and of his individual employment agreement, if a Grantee should, for any reason, cease to be employed by the Company, all of his rights, if any, in respect of all Option Awards granted to him under the Plan which are not yet exercisable on the date of the cessation of employment shall terminate and, unless otherwise determined by the Board of Directors of the Company, all of his rights in respect of such Option Awards which are exercisable on the date of the cessation of employment, but are not exercised within 90 days after such cessation of employment, shall terminate upon the expiration of such 90 day period. In the event of resignation or discharge of the Grantee from the employ of the Company or a subsidiary thereof, his employment shall, for the purposes of this paragraph 7.1, be deemed to have ceased upon the delivery to the Company of notice of resignation or the delivery to the employee of notice of discharge, as the case may be, irrespective of the effective date of such resignation or discharge. In the event the employment of the Grantee is terminated by the Company for cause, the Grantee shall not be entitled to exercise the Option Awards subsequent to the time of delivery of the notice of discharge.

         7.2 Death, Disability, Retirement: Anything herein to the contrary notwithstanding: If the Grantee should die, or be unable to continue to be employed by the Company by reason of becoming incapacitated while in the employ of the Company as a result of an accident or illness or other cause which is approved by the Committee, or if the Grantee should retire, the Grantee shall, subject to approval of the Committee (which shall not be unreasonably withheld), continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.


         Demand Registration Rights. Piggyback Registration Rights:


         8.1 The Option Grants and the ordinary shares issuable upon exercise thereof are not and, except as provided herein, will not be registered under the Securities Act of 1933 (the "Securities Act") or state securities laws


         8.2 Once the option to purchase the first one hundred thousand (100,000) shares of the Company's ordinary shares has vested as set forth in paragraph 5.4 (a), above, the Grantee shall have a one-time right to demand the registration of all or part of the ordinary shares underlying the options to be granted pursuant to paragraph 5.4, above ("Demand Registration").

         8.3 In addition to the Demand Registration rights set forth in paragraph 8.2, above, should the Company propose (whether or not for its own account) to register any of its securities under the Securities Act, the Company shall give written notice to the Grantee of its intention to effect such a registration not later than 30 days prior to the anticipated date of filing with the Securities and Exchange Commission ("SEC") of a registration statement, which notice shall offer the Grantee the opportunity, with the approval of the Company's managing underwriter or underwriters, if any, to include in such registration statement any of the ordinary shares underlying the Option Grants issued pursuant to this Plan the Grantee may request to register ("Piggyback Registration"). Any entitlement to a Piggyback Registration as set forth in this Plan shall be applicable only to the ordinary shares underlying such Option Grants.


         8.4 Subject to the provisions of this Plan, the Company will use its reasonable business efforts to cause all the ordinary shares for which the Grantee requested the Piggyback Registration to be registered under the Securities Act to the extent required to permit the disposition by the Grantee of such shares; provided that if such registration shall be in connection with an underwritten public offering and if the managing underwriter or underwriters shall advise the Company in writing that in their opinion the amount of securities requested to be included in such registration pursuant to this section and pursuant to any other rights granted by the Company to holders of its securities to request inclusion of any such securities in such registration exceeds the number of securities which can be sold in the offering without materially adversely affecting the offering price, the Company may first include in such registration all securities the Company proposes to sell, and the Grantee shall accept a reduction (including a total elimination) in the number of shares to be included in such registration. Nothing in this section shall limit the Company's ability to withdraw a registration statement it has filed either before or after effectiveness.


         8.5 If and whenever the Company is required by the provisions of paragraph 8.2 and/or 8.3, above, to effect the registration of any of the ordinary shares underlying the Option Grants under the Securities Act, the Company will as expeditiously as reasonably possible and at its expense:

                    (a) prepare and file with the SEC a registration statement with respect to such shares and use reasonable business efforts to cause such registration statement to become and remain effective for the period of time required for the disposition of such shares as contemplated thereby, not to exceed six months (the "Disposition Period");

                    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Disposition Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

                    (c) furnish to the Grantee and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

                      (d) during the Disposition Period immediately notify in writing the Grantee and each underwriter of the happening of any event as result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, the Company shall promptly prepare and file with the SEC and provide the Grantee with revised or supplemental prospectuses and if so requested by the Company in writing, the Grantee shall promptly take action to cease making any offers of the shares until receipt and distribution of such revised supplemental prospectuses).


         8.6 In connection with any registration hereunder, the Grantee shall furnish promptly to the Company in writing such information (together with such supplements as may be necessary from time to time) with respect to himself and the proposed disposition as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

         9. Adjustments: Upon the happening of any of the following described events, a Grantee's rights to purchase shares under the Plan shall be adjusted as hereinafter provided;


         9.1 In the event the Ordinary Shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the Ordinary Shares of the Company shall be exchanged for other securities of the Company or of another corporation, the Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of Ordinary Shares of the Company which the Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.


         9.2 In the event that the Company shall issue any of its Ordinary Shares or other securities as bonus shares (stock dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by the Grantee hereunder, the Grantee upon exercising such right shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he is exercising such right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of shares and the amount of cash in lieu of fractional shares, as is equal to the shares which he would have received had he been the Grantee of the shares as to which he is exercising his right at all times between the date of the granting of such right and the date of its exercise.


         9.3 Upon the happening of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to the Plan (as set forth in paragraph 6, hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 9.1 and 9.2, above.


         9.4 The Committee shall determine the specific adjustments to be made under this section 9, and its determination shall be conclusive.


         10. Change in Control: In the event that a new investor (defined as an entity which holds less than ten percent of the outstanding shares of the Company which can be voted on the date this Plan is approved) gains control of fifty one or more percent of the outstanding shares of the Company which can be voted, all options which have been granted pursuant to this Plan but which have not yet vested shall vest immediately.


         11.  Assignability and Sale of Shares:


         11.1 No shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of the Grantee's rights in respect of Option Awards or shares purchasable pursuant to the exercise thereof upon the death of the Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by paragraph
7.2 hereof.


         11.2 No Option Award may be transferred other than by will or by the laws of descent and distribution, and during the Grantee's lifetime an Option Award may be exercised only by him.

         12. Securities Act of 1933: By his exercise of an Option Award hereunder, the Grantee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by him except in compliance with the Securities Act, and the rules and regulations thereunder and the Grantee further agrees that all certificates evidencing any of such shares shall be appropriately legended to reflect such restriction. Except as set forth in section 8, above, the Company does not obligate itself to register any shares under the Securities Act.

         13.  Term and Amendment of the Plan:

         13.1 The Plan was adopted by the Board of Directors of the Company on April 29, 1997, and shall expire on April 28, 2007 (except as to Option Awards outstanding on that date).


         13.2 The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the prior approval of the Shareholders of the Company; the total number of Ordinary Shares which may be issued under the Plan may not be increased (except by adjustment pursuant to section 9, above). In no event may any action of the Company alter or impair the rights of the Grantee, without his consent, under any Option Award previously granted to him.


         14. Continuance of Employment: Neither the Plan nor the Agreement shall impose any obligation on the Company or a subsidiary thereof (to the extent there shall be one or more), to continue the Grantee in its employ, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon the Grantee any right to continue in the employ of the Company or a subsidiary thereof, or restrict the right of the Company or a subsidiary thereof, to terminate such employment at any time.


         15. Governing Law: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.


         16. Application of Funds: The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.


         17. Tax Consequences: Any tax consequences arising from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the corporation that employs the Grantee or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the corporation that employs the Grantee and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

                                      PROXY
                       ACCENT SOFTWARE INTERNATIONAL LTD.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                        ON MAY 28, 1997 AT 10:00 A.M. AT
           THE LAROMME HOTEL, 11 JABOTINSKY STREET, JERUSALEM, ISRAEL


         The undersigned shareholder of Accent Software International Ltd., a company organized under the laws of the State of Israel (the "Company"), hereby appoints Robert Rosenschein, Moshe Kranc and Robert Trachtenberg, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual General Meeting of Shareholders of the Company to be held at 10:00 a.m. on Wednesday, May 28, 1997, at The Laromme Hotel, 11 Jabotinsky Street, Jerusalem, Israel, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

         Receipt of the Notice of the Annual General Meeting of Shareholders dated April 29, 1997, the Proxy Statement furnished therewith, and a copy of the Company's annual financial statements for the year ended December 31, 1996 is hereby acknowledged.

         Please return this proxy properly executed in the pre-addressed, postage paid envelope which is enclosed with this proxy.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND PURSUANT TO ITEM 4.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                       ACCENT SOFTWARE INTERNATIONAL LTD.

                                  MAY 28, 1997


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE
ITEMS LISTED BELOW


                                                               VOTE WITHHELD
                                      FOR ALL NOMINEES         FOR ALL NOMINEES

Item 1.      Election of Directors




FOR THE SLATE, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES:

-------------------------------

Nominees:         Roger R. Cloutier, II
                  Robert S. Rosenschein
                  Todd A. Oseth
                  Dr. Jeffrey S. Rosenschein
                  Elliot B. Broidy
                  Esther Dyson
                  Meldon E. Levine
                  Mark A. Tebbe


                                                FOR       AGAINST       ABSTAIN
Item 2.      Approval of the Compensation
             of Todd A. Oseth, President,
             Chief Executive Officer and
             Director Nominee.

                                                FOR       AGAINST       ABSTAIN

Item 3.      Appointment of Luboshitz,
             Kasierer & Co. as independent
             auditors and authorization of the
             Board of Directors of the
             Company to determine the level
             of compensation of the
             independent auditors.




Item 4. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournment thereof.



__________________      _______________________________   Dated:__________, 1997
   (SIGNATURE)          (SIGNATURE IF HELD JOINTLY)


Note: If acting as attorney, executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If shares are held jointly, each shareholder named should sign.



                                        3